Exhibit 99.1


For Release    Immediate

Contacts (News Media) Mark Lubbers, EVP, Corporate Affairs 317.817.4418
         (News Media) Brenda Adrian, Sitrick and Company Inc. 310.788.2850 (Investors) Tammy Hill, SVP, Investor Relations 317.817.2893

   Conseco, Inc. Files Joint Plan of Reorganization and Disclosure Statement;
            Disclosure Statement Hearing Scheduled for March 5, 2003

     Indianapolis, Ind.: Jan. 31, 2003 - Conseco, Inc. (OTCBB:CNCEQ) announced that it filed its Joint Plan of Reorganization and Disclosure Statement with the Bankruptcy Court today, representing a key step toward its successful emergence from Chapter 11. The hearing on the adequacy of the Company's Disclosure Statement has been set for March 5, 2003.

     Conseco, Inc. President and Chief Executive Officer William J. Shea said that following approval of the Disclosure Statement by the Court, Conseco will commence the solicitation of votes of its creditors for the approval of its Plan of Reorganization.

     "We have worked very hard with certain key creditor constituencies to develop a Plan that will provide the reorganized Conseco with a capital structure that can be supported by cash flows from ongoing operations," said Mr. Shea. Under the terms of the proposed Plan, which are consistent with the agreement in principle announced on December 18, 2002, CNC will substantially reduce its debt and future annual interest expense. Upon emergence from Chapter 11, Conseco, Inc. will be engaged exclusively in the insurance business.

     The Company's finance subsidiary, Conseco Finance Corp. (CFC), continues to pursue the sale of its assets through the Chapter 11 process. The proceeds from this sale are expected to be used to satisfy the creditors of CFC. The final sale hearing is currently scheduled for March 5, 2003. The full text of the draft Joint Plan of Reorganization and Disclosure Statement is available at http://www.bmccorp.net/conseco and, following the filing of these documents with the Securities and Exchange Commission, will be available at the SEC's website at www.sec.gov.

     Note on forward-looking statements: Some of the statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include those that use words such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempts," "seeks," "should," "could," "goal," and other similar expressions. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by the forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things:
(i) the ability of Conseco to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 petitions; (ii) the potential adverse impact of the Chapter 11 petitions on Conseco's operations, management and employees; (iii) the outcome and timing of Conseco's efforts to restructure and/or sell assets of Conseco Finance; (iv) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) Conseco's ability to sell its products, its ability to make loans and access capital resources and the costs associated therewith, the market value of Conseco's investments, the lapse rate and profitability of policies, and the level of defaults and prepayments of loans made by Conseco; (v) Conseco's ability to achieve anticipated synergies and levels of operational efficiencies, including from our process excellence initiatives; (vi) customer response to new products, distribution channels, marketing initiatives and the Chapter 11 petitions; (vii) mortality, morbidity, usage of health care services and other factors which may affect the profitability of Conseco's insurance products; (viii) performance of our investments; (ix) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of Conseco's products; (x) increasing competition in the sale of insurance and annuities and in the finance business; (xi) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (xii) actions by rating agencies and the effects of past or future actions by these agencies on Conseco's business, including the impact of recent rating downgrades; (xiii) the ultimate outcome of lawsuits filed against Conseco; and (xiv) the risk factors or uncertainties listed from time to time in Conseco's filings with the Securities and Exchange Commission and with the U.S. Bankruptcy Court in connection with the Company's Chapter 11 petitions. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.